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                                                                   EXHIBIT 10.37


                             MEADE INSTRUMENTS CORP.
                             -----------------------

                          EMPLOYEE STOCK OWNERSHIP PLAN
                          -----------------------------

                                 Amendment No. 4
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         WHEREAS, Meade Instruments Corp. (the "Company") maintains the Meade
Instruments Corp. Employee Stock Ownership Plan (the "Plan") for the benefit of its eligible Employees;

         WHEREAS, it is desirable to amend the definition of "Retirement" under the Plan; and

         WHEREAS, it is also desirable to amend the Plan to modify the requirements for participation and to modify the provisions relating to Forfeitures;

         NOW, THEREFORE, the Plan is hereby amended as follows:

         1. The definition of "Retirement" in Section 2 is restated, effective as of January 1, 1998, to read as follows:

         Retirement............... Termination of Service on or after attaining age 60.

         2. The first paragraph of Section 3(a) is restated, effective as of December 31, 1997, to read as follows:

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               (a) Each Employee who was not already a Participant in the Plan on December 31, 1997, shall become a Participant in the Plan on the December 31st or June 30th coinciding with or next following the date on which he has attained age 21 and completed at least six months of Service in which he is credited with at least 500 Hours of Service. The eligibility computation period for determining six months of Service under this Section 3(a) shall initially be the period of six-consecutive months beginning on the Employee's initial date of Service, then the six-consecutive month period beginning on the semi-anniversary of his initial date of Service, and thereafter shall be each six-consecutive month period beginning on the January 1st and July 1st after the anniversary of his initial date of Service.

         3. Section 9(a) is restated, effective as of January 1, 1998, to read as follows:


               (a) Vesting - A Participant's interest in his Accounts shall become 100% vested and nonforfeitable if he (1) is employed by the Company or an Affiliate on or after his 60th birthday, (2) incurs a Disability while employed by the Company or an Affiliate, (3) dies while employed by the Company or an Affiliate, or (4) completes at least five years of Credited Service.

         4. Section 9(b) is restated, effective as of December 31, 1997, to read as follows:

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               (b) Forfeitures - If a Participant who is not vested terminates
         Service, he will be deemed to have received a distribution of his Capital Accumulation on the date his Service terminated, and his entire Account balances shall be forfeited as of that date. All Forfeitures will be reallocated to the Accounts of remaining Participants, as provided in Section 6(a), as of the Allocation Date coinciding with or next following the date on which the Forfeiture occurs.

         5. Section 9 is further amended, effective as of December 31, 1997, by adding the following new subsection (c) at the end thereof:

               (c) Restoration of Forfeited Amounts - In the event that a non-vested former Participant is reemployed prior to the occurrence of a five-year Break in Service, his Account balances (attributable to the prior period of Service) that were forfeited under Section 9(b) shall be restored as if there had been no Forfeiture. Such restoration shall be made out of Forfeitures occurring in the Plan Year of his reemployment (prior to the allocation of Forfeitures under Section 6(a)). To the extent that such Forfeitures are not sufficient, the Company shall make a special contribution to restore the Participant's Accounts. Any amount so restored to a Participant shall not constitute an Annual Addition under Section 7(a).


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         6. The last sentence of Section 11(b) is restated, effective as of
January 1, 1998, to read as follows:

         If the value of a Participant's Capital Accumulation at the time a distribution would otherwise commence under this Section 11 exceeds $5,000, no portion of his Capital Accumulation may be distributed to him without his written consent before he attains age 62.

         7. The third sentence of Section 11(d) is restated, effective as of January 1, 1998, to read as follows:

         If a Participant whose Capital Accumulation exceeds $5,000 fails to consent to a distribution offered before he attains age 62, or if a Participant cannot be located, his entire Capital Accumulation may be segregated and invested in Trust Assets other than Company Stock (as determined by the Committee).


         To record the adoption of this Amendment No. 4, the Company has caused it to be executed this 30th day of December, 1997.

                                          MEADE INSTRUMENTS CORP.



                                          By /s/ Brent W. Christensen
                                             ---------------------------------



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